                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                                   ATMI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                   ATMI, INC.
                                7 COMMERCE DRIVE
                           DANBURY, CONNECTICUT 06810
                                 (203) 794-1100

                                                                  April 17, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at ATMI's corporate offices at 6 Commerce Drive, Danbury, Connecticut 06810 at 10:00 a.m. on Friday, May 17, 2002. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and return the enclosed proxy card promptly.

     I hope that you will attend the meeting, and I look forward to seeing you there.

                                          Sincerely,

                                          /s/ Eugene G. Banucci
                                          --------------------------------------
                                          EUGENE G. BANUCCI
                                          Chief Executive Officer and Chairman
                                          of the Board

                                   ATMI, INC.
                                7 COMMERCE DRIVE
                           DANBURY, CONNECTICUT 06810
                                 (203) 794-1100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 17, 2002

To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of ATMI, Inc. (the "Company") will be held at the Company's corporate offices at 6 Commerce Drive, Danbury, Connecticut on Friday, May 17, 2002 at 10:00 a.m. (local time) for the following purposes:

1. To elect two directors for terms to expire at the 2005 Annual Meeting of Stockholders;

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 5, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          /s/ Ward C. Stevens
                                          --------------------------------------
                                          Ward C. Stevens
                                          Secretary

Dated: April 17, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                   ATMI, INC.
                                7 COMMERCE DRIVE
                           DANBURY, CONNECTICUT 06810

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2002

                       ---------------------------------

     This proxy statement is being furnished to the stockholders of ATMI, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on May 17, 2002 at the Company's corporate offices at 6 Commerce Drive, Danbury, Connecticut, and any adjournments or postponements thereof (the "2002 Annual Meeting"). This proxy statement, the foregoing Notice of Annual Meeting, the enclosed form of proxy and the Company's 2001 Annual Report to Stockholders are first being mailed or given to stockholders on or about April 17, 2002. As used in this proxy statement, references to the "Company" include references to ATMI, Inc. and to its predecessor registrant, Advanced Technology Materials, Inc.

                           PURPOSE OF ANNUAL MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this proxy statement.

                                    PROXIES

     A stockholder giving a proxy may revoke it at any time before it is voted by way of any of the following methods:

     - by executing and delivering to the Company another proxy bearing a later date,

     - by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or

     -  by attending the 2002 Annual Meeting and voting in person.

     Any properly executed proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on the proxy, the proxy will be voted (i) FOR the election of the nominees for directors named herein, (ii) FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002 and (iii) with respect to any other matters that may properly come before the 2002 Annual Meeting, at the discretion of the proxy holders, unless they are directed by the proxy to do otherwise. The Company does not currently anticipate any other business will be presented for action at the 2002 Annual Meeting.

                               VOTING SECURITIES

     The record date for the determination of stockholders entitled to receive notice of and to vote at the 2002 Annual Meeting was the close of business on April 5, 2002 (the "Record Date"). On the Record Date, there were 30,518,540 shares of Common Stock, the Company's only outstanding voting securities, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to be voted at the 2002 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of votes represented at the 2002 Annual Meeting for purposes of determining whether a quorum has been achieved. Votes will be tabulated at the 2002 Annual Meeting by one or more inspectors of election appointed by the Board of Directors.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each executive officer of the Company named in the Summary Compensation Table on page 7; (ii) each director and nominee for director of the Company; (iii) each person known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company; and (iv) all current directors and executive officers of the Company as a group. Except as indicated by footnote, all shares are owned directly. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED        OF CLASS
---------------------------------------                       ------------    --------
FMR Corp.(2)................................................   4,648,626        15.2%
  82 Devonshire Street
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.(3)...........................   3,466,800        11.4%
  100 E. Pratt Street
  Baltimore, Maryland 21202
Brown Investment Advisory & Trust Company(4)................   2,000,670         6.6%
  19 South Street
  Baltimore Maryland, 21202
Kern Capital Management, LLC(5).............................   1,575,700         5.2%
  114 West 47th Street, Suite 1926
  New York, New York 10036
Eugene G. Banucci(6)........................................     378,815         1.2%
Daniel P. Sharkey(7)........................................     141,748       *
Douglas A. Neugold(8).......................................      78,875       *
Robert S. Hillas(9).........................................      75,977       *
Mark A. Adley(10)...........................................      61,000       *
Stephen H. Mahle(11)........................................      35,100       *
C. Douglas Marsh(12)........................................      28,658       *
Michael J. Yomazzo(13)......................................      21,500       *
All current directors and executive officers as a group (8
  persons)(14)..............................................     821,673         2.6%

---------------
  *   Less than 1% of the outstanding Common Stock.

 (1) Except as otherwise noted, the address for all stockholders is c/o ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

 (2) As reported on Schedule 13G dated February 13, 2002 as filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., Edward C. Johnson, 3d, the chairman and a stockholder of FMR Corp., and Abigail P. Johnson, a director and stockholder of FMR Corp.

 (3)  As reported on Schedule 13G dated February 20, 2002 as filed with the SEC.

 (4)  As reported on Schedule 13F dated February 15, 2002 as filed with the SEC.

 (5) As reported on Schedule 13G dated February 14, 2002 as filed with the SEC by Kern Capital Management, LLC ("KCM") and by Robert E. Kern, Jr. and David G. Kern, its principals and controlling members. Robert E. Kern, Jr. and David G. Kern, as controlling members of KCM, may be deemed beneficial owners of the securities of the Company owned by KCM.

 (6) Includes 179,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 14,527 shares either owned or issuable upon exercise of options within 60 days of the Record Date by Dr. Banucci's spouse. Dr. Banucci disclaims beneficial ownership of the shares held by his spouse.

 (7) Includes 119,375 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

 (8) Includes 78,200 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

 (9) Includes 35,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date and 5,000 shares owned by Mr. Hillas' spouse. Mr. Hillas disclaims beneficial ownership of the shares held by his spouse.

(10) Includes 55,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(11) Includes 34,500 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(12) Includes 20,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(13) Includes 20,000 shares issuable upon exercise of options that are exercisable within 60 days of the Record Date.

(14) Includes 548,137 shares issuable to executive officers, directors and their spouses pursuant to options that are exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2001, all such reports were timely filed.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors is classified into three classes. The two directors serving in Class II have terms expiring at the 2002 Annual Meeting. The Board of Directors has nominated the Class II directors currently serving on the Board of Directors, Mark A. Adley and Eugene G. Banucci, for election to serve as directors of the Company until the 2005 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified or until their earlier resignation, death or removal. Each of the nominees has indicated a willingness to serve as a director, but if for any reason any nominee should be unavailable to serve as a director at the time of the 2002 Annual Meeting, a contingency which the Board of Directors does not expect, a different person designated by the Board of Directors may be nominated in his stead.

     If a quorum of the holders of Common Stock is present at the 2002 Annual Meeting, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. Abstentions by holders of such shares and broker non-votes with respect to the election of directors will be included in determining the presence of such quorum but will not be included in determining whether nominees have received the vote of such plurality.

NOMINEES FOR TERMS EXPIRING IN 2005

     The following table sets forth information regarding the nominees for re-election as Class II Directors:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Mark A. Adley.............................  42    Director
Eugene G. Banucci.........................  58    Chief Executive Officer, Chairman of the
                                                  Board and Director

     MARK A. ADLEY has served as a director of the Company since 1991. Since March 2002, Mr. Adley has been a Managing Director of Mergers & Acquisitions at Bank of America Securities. From 1996 to 2001, Mr. Adley was a Managing Director at Credit Suisse First Boston Corporation, an investment banking firm, where he was a Director from 1994 to 1996.

     EUGENE G. BANUCCI, PH.D., a founder of the Company, has served as Chief Executive Officer, Chairman of the Board and Director since 1986. Previously, Dr. Banucci served in a variety of executive and managerial positions, including serving as President from 1986 to April 2000. From 1984 to 1986, he was a director of American Cyanamid Company's Chemical Research Division, with responsibility for the research, development and technical service activities of the Chemicals Group.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                    THE STOCKHOLDERS VOTE FOR SUCH NOMINEES.

CONTINUING DIRECTORS

     The following table sets information regarding our directors whose terms continue after the 2002 Annual Meeting. The terms for Directors in Class III expire at the 2003 Annual Meeting of Stockholders of the Company, and the terms for Directors in Class I expire at the 2004 Annual Meeting of Stockholders of the Company.

NAME                                                          AGE   CLASS   POSITION
----                                                          ---   -----   --------
Stephen H. Mahle............................................  56     III    Director
C. Douglas Marsh............................................  56     III    Director
Robert S. Hillas............................................  53       I    Director
Michael J. Yomazzo..........................................  59       I    Director

CLASS III DIRECTORS -- TERMS EXPIRING IN 2003

     STEPHEN H. MAHLE has served as a director of the Company since 1996. Mr. Mahle has been Senior Vice President of Medtronic, Inc., a medical device manufacturer, and President of its cardiac rhythm management business since January 1998. From 1995 to 1997, he was President of the Brady Pacing Business, a division of Medtronic, Inc. From 1989 to 1995, Mr. Mahle served as Vice President and General Manager of the Brady Pacing Business.

     C. DOUGLAS MARSH has served as a director of the Company since April 2000. Mr. Marsh has been the Vice President, Business Integration, U.S. Investor Relations of ASM Lithography Holding NV, a seller of photolithography equipment to the semiconductor industry, since July 1998. From 1991 to July 1998, he served as Vice President, Worldwide Sales and President, U.S. Operations at ASM Lithography.

CLASS I DIRECTORS -- TERMS EXPIRING IN 2004

     ROBERT S. HILLAS has served as a director of the Company since 1987. Mr. Hillas has been the President, Chief Executive Officer and Chairman of the Board of Envirogen, Inc., an environmental systems and services company, since April 1998. From 1993 to April 1998, Mr. Hillas served as a Managing Director of E.M. Warburg, Pincus & Co. LLC, an asset management firm.

     MICHAEL J. YOMAZZO has served as a director of the Company since April 2000. Mr. Yomazzo has been Vice Chairman of the Board of Directors of Photronics, Inc., a manufacturer of photomasks, which are photographic quartz plates containing microscopic images of electronic circuits which are used in the manufacture of semiconductors, since January 1, 1999 and has been a member of that Board since 1977. He served as Chief Executive Officer of Photronics from August 1997 until December 1998 and as President from January 1994 until December 1998.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee is currently composed of Robert S. Hillas (chairman), Mark A. Adley and Michael J. Yomazzo. In the determination of the Board of Directors, each of the members of the Audit Committee is an "independent" director, as defined in the listing standards of the National Association of Securities Dealers. The Audit Committee operates under a written charter adopted on December 16, 1999 by the Board of Directors, a copy of which is attached as Appendix A. See the "Report of the Audit Committee" for more information about the responsibilities of the Audit Committee. The Audit Committee met three times in person during 2001, in addition to holding four telephonic meetings to review the Company's quarterly results.

     The Compensation Committee is currently composed of Stephen H. Mahle (chairman), Mark A. Adley and Robert S. Hillas. The Compensation Committee reviews the compensation of officers of the Company and the Company's compensation policies and practices. The Compensation Committee also administers the 1987, 1995, 1997, 1998 and 2000 Stock Plans, including approval of the grant of stock options thereunder. The Compensation Committee met one time during 2001.

     The Nominating Committee is currently composed of Eugene G. Banucci and Mark A. Adley. The Nominating Committee has the authority to recommend to the Board of Directors criteria for the selection of candidates for director, evaluate candidates and recommend nominees to serve as directors. The Nominating Committee held no meetings during 2001.

     The Board of Directors held six meetings during 2001. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

DIRECTOR COMPENSATION

     The Company's outside directors do not receive any cash compensation for service on the Board of Directors or any committee thereof but do participate in the Company's Non-Employee Directors' Deferred Compensation Program. Under the Program, established in 2001, each non-employee Director defers receipt of all retainers and meeting fees on a quarterly basis into individual "phantom stock accounts," established at the point of deferral, equivalent to phantom shares of the Company's Common Stock valued at each quarter-end closing price. Each non-employee Director receives $1,250 worth of phantom stock units per quarter as a retainer and phantom stock units worth $1,000 per Board meeting and $500 per Committee meeting attended. The outside Directors are reimbursed for expenses incurred in connection with attending meetings of the Board of Directors and any committee thereof. The Company has also made grants of stock options to its outside directors as follows: in December 1994, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $5.50 per share to Robert S. Hillas in consideration of his services on the Board of Directors. In May 1995, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $8.50 per share to Mark A. Adley in consideration of his services on the Board of Directors. In March 1996, the Company granted options for the purchase of 22,500 shares of Common Stock at an exercise price of $10.50 per share to Stephen H. Mahle in consideration of future services on the Board of Directors. In January 1998, the Company granted options for the purchase of 25,500, 25,000 and 2,000 shares of Common Stock at an exercise price of $24.25 to Mark A. Adley, Robert
S. Hillas and Stephen H. Mahle, respectively, in consideration of their services on the Board of Directors. In

April 2000, the Company granted options for the purchase of 50,000 shares of Common Stock at an exercise price of $45.63 per share to each of Michael J. Yomazzo and C. Douglas Marsh and an option for the purchase of 5,000 shares of Common Stock at an exercise price of $40.13 per share to Mark A. Adley in consideration of future services on the Board of Directors. In May 2000, the Company granted options for the purchase of 25,000 shares of Common Stock at an exercise price of $37.63 per share to each of Mark A. Adley, Robert S. Hillas and Stephen H. Mahle in consideration of future services on the Board of Directors. In each case, the exercise price for the options granted was the fair market value of the Common Stock on the date of grant, and the options granted were subject to certain vesting provisions.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers (other than Eugene G. Banucci, for whom information is set forth under the heading "Nominees for Terms Expiring in 2005" above):

EXECUTIVE OFFICERS

NAME                                        AGE                    POSITION
----                                        ---                    --------
Douglas A. Neugold........................  43    President
Daniel P. Sharkey.........................  45    Vice President, Chief Financial Officer,
                                                  and Treasurer

     DOUGLAS A. NEUGOLD has served as President since May 2000. Until his appointment as President, Mr. Neugold served as Executive Vice President of the ATMI Materials segment since February 1999. In January 1998, Mr. Neugold joined ATMI as Vice President of the NovaSource division, and since July 1998 served as President of that division. Previously, Mr. Neugold served in a variety of executive and managerial positions with the Electronic Materials Division of Johnson Matthey. From 1995 to 1997, he served as Vice President, and later as President of the Semiconductor Packages business. From 1993 to 1995, Mr. Neugold served as Director of Asian Operations, and prior to that served in a variety of business and marketing management positions focused on semiconductor technology.

     DANIEL P. SHARKEY has served as Chief Financial Officer since joining ATMI in 1990, and has served as Vice President and Treasurer since 1993. From 1987 to 1990, Mr. Sharkey was Vice President of Finance and Administration for Adage, Inc., a manufacturer of high-performance computer graphics terminals. From 1983 to 1987, he was Corporate Controller for CGX Corporation. Previously, Mr. Sharkey served as an Audit Supervisor for KPMG.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth certain information regarding the compensation paid by the Company for the years ended December 31, 2001, 2000 and 1999 to the Company's Chief Executive Officer and both of the Company's other executive officers in 2001 (together, the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                                   ANNUAL COMPENSATION     SECURITIES
                                          FISCAL   --------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR    SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)(1)
---------------------------               ------   ---------   --------   ------------   ------------------
Eugene G. Banucci.......................   2001     375,962         --       75,000            3,270
  Chief Executive Officer, Chairman of     2000     372,155    281,000       50,000            6,930
  the Board and Director                   1999     295,978    240,000       50,000            9,047
Douglas A. Neugold......................   2001     290,577         --       55,000            1,500
  President                                2000     264,655    180,000       55,000               --
                                           1999     197,517    120,000       30,000               --
Daniel P. Sharkey.......................   2001     213,077         --       25,000            2,038
  Vice President, Chief Financial          2000     203,690    123,000       30,000              629
  Officer and Treasurer                    1999     167,932    100,000       30,000            1,300

---------------
(1) Represents premiums paid for life insurance and long-term disability policies of which the Company is not the beneficiary and flexible spending contributions toward health care costs not covered by Company plans.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during the year ended December 31, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL
                                        PERCENTAGE                                REALIZABLE VALUES AT
                                         OF TOTAL                                    ASSUMED ANNUAL
                          NUMBER OF      OPTIONS                                     RATES OF STOCK
                          SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                          UNDERLYING    EMPLOYEES     EXERCISE                     FOR OPTION TERM(2)
                           OPTIONS      IN FISCAL     PRICE PER    EXPIRATION    ----------------------
NAME                      GRANTED(1)       2001         SHARE         DATE          5%          10%
----                      ----------    ----------    ---------    ----------    --------    ----------
Eugene G. Banucci.......    75,000         6.64%        18.25       1/02/11      $860,800    $2,181,435
Douglas A. Neugold......    55,000         4.87%        18.25       1/02/11      $631,253    $1,599,719
Daniel P. Sharkey.......    25,000         2.21%        18.25       1/02/11      $286,933    $  727,145

---------------
(1) Options granted vest ratably over five years on each of the first five anniversary dates of the grant date.

(2) The dollar amounts under these columns are the result of calculations assuming 5% and 10% annual stock price growth rates as set by the SEC and, therefore, are not intended to forecast future price appreciation, if any, of the Company's Common Stock.

STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning option exercises and option holdings as of December 31, 2001 with respect to the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT                IN-THE-MONEY OPTIONS AT
                          SHARES                          DECEMBER 31, 2001                   DECEMBER 31, 2001(1)
                         ACQUIRED      VALUE     -----------------------------------   -----------------------------------
NAME                    ON EXERCISE   REALIZED   EXERCISABLE (#)   UNEXERCISABLE (#)   EXERCISABLE ($)   UNEXERCISABLE ($)
----                    -----------   --------   ---------------   -----------------   ---------------   -----------------
Eugene G. Banucci.....        --            --       127,000            174,000           $730,975           $453,000
Douglas A. Neugold....        --            --        46,400            132,600           $ 60,840           $426,560
Daniel P. Sharkey.....     5,625      $137,119        95,375             82,000           $932,819           $159,800

---------------
(1) Based on $23.85 per share, the fair market value of the Company's Common Stock as of December 31, 2001, minus the exercise price per share of the options.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Eugene G. Banucci and Daniel P. Sharkey, effective October 10, 1997, and Douglas A. Neugold, effective April 26, 2000. Pursuant to the agreements, Dr. Banucci will act as Chief Executive Officer and Chairman of the Board of the Company, Mr. Neugold will act as President of the Company, and Mr. Sharkey will act as Vice President, Chief Financial Officer and Treasurer of the Company, for certain annual base salaries. Salaries are subject to increase from time to time to take into account appropriate cost of living adjustments and general compensation increases based on performance, in the discretion of the Board of Directors. Each employee will also be eligible to receive additional compensation, including awards of performance bonuses at levels commensurate with other employees of the Company of equivalent position and grants of employee stock options, in each case in the discretion of the Compensation Committee of the Board of Directors.

     The employment agreements each are for an initial term of two years, after which employment continues at will, subject to the terms of the agreements. Each of the employment agreements expires on the earliest to occur of (i) the death of the employee, (ii) the termination of the agreement by the Company due to the incapacity of the employee, (iii) the termination of the agreement by the Company with or without cause, or (iv) the termination of the agreement by the employee for just cause. Under the terms of the agreements, if the Company terminates the employee without cause, or if the employee terminates the agreement for just cause, the Company will pay the employee his annual base salary then in effect for a period of 18 months after termination in the case of Dr. Banucci, for a period of 12 months after termination in the case of Mr. Neugold, and for a period of nine months after termination in the case of Mr. Sharkey. The Company will also provide the employee during such period with medical, dental, life and disability insurance benefits on the same basis the Company would have provided the employee the benefits during such period had he continued to be an employee of the Company.

     The employment agreements restrict each employee from competing with the Company during the term of the agreement and for a period of 36 months after the termination of employment in the case of Dr. Banucci and Mr. Neugold, or 24 months after the termination of employment in the case of Mr. Sharkey.

     The employment agreements also provide that any termination associated with a change in control of the Company (including resignation by the employee for just cause such as a significant decrease in the employee's duties or authority) would result in the acceleration of vesting of options granted to them. In addition, the employees would be entitled to any bonuses under any bonus plans then in effect as if fully earned. Benefits payable under the agreements upon a change in control may subject the employee to an excise tax as "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. The Company will reimburse the employee for all excise taxes paid, but the reimbursement will constitute an excess parachute payment and will be subject to further excise tax. Such further excise tax will trigger further reimbursement by the Company. The Company will not be allowed to take a deduction for federal income tax purposes for the excess parachute payments.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists between any of the Company's executive officers or members of the Company's Board of Directors or Compensation Committee and any other company's executive officers, Board of Directors or compensation committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is composed of non-employee directors of the Company, is responsible for administering the Company's executive compensation program and reviewing and making recommendations to the Board of Directors with respect to the compensation of executive officers and other senior management and the Company's overall compensation policy. In connection with such responsibilities, the Compensation Committee has authority to administer the Company's 1987, 1995, 1997, 1998 and 2000 Stock Plans, including the approval of the grant of stock options and other awards thereunder. All other actions of the Compensation Committee are subject to the approval of the Board of Directors.

     The Company's executive compensation program is intended to attract and retain talented executives and senior management by offering competitive compensation opportunities. Furthermore, the Company's compensation program is designed to motivate and reward high-performing individuals based on variable compensation tied to overall corporate, separate business unit and individual performance and the creation of stockholder value. The Company's philosophy is that the combination of performance-based and stock-based compensation serves to maximize annual and long-term results and, ultimately, stockholder value. The components of the Company's executive compensation program include base salary, annual cash incentives and long-term stock option incentives. The Compensation Committee has discretion as to the composition and components awarded in a particular year to each executive officer.

Components of Executive Compensation

     Base Salary. The Compensation Committee annually reviews officers' base salaries. The Compensation Committee evaluates management's recommendations based on the results achieved by each officer relative to the assigned goals of the recently completed year as well as competitive salary practices of other similar companies.

     Annual Incentives. Annual incentives are designed to provide officers with a potential cash award based on the achievement of annual financial and operating objectives. These objectives and potential award amounts are approved by the Compensation Committee and the Board of Directors on an annual basis in advance and are based upon operating plans approved by the Board of Directors. The Compensation Committee approves specific objectives for each officer. In 2001, these objectives included the performance of business divisions, the achievement of budgeted financial performance and the successful completion of certain management objectives and strategic transactions. Based on the financial performance of the Company, no cash bonuses were awarded to the executive officers for 2001.

     Long-term Incentives. The Compensation Committee may also recommend to the Board of Directors the grant to officers of stock options under the Company's 1995, 1997, 1998 and 2000 Stock Plans that are distinct from stock options granted as annual incentives. These options, which vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's officers with the interests of the Company's stockholders and to motivate the Company's officers to remain focused on the overall long-term performance of the Company. In 2001, executive officers received grants of non-qualified stock options. These options were granted at the fair market value of the Common Stock on the date of grant. The options become exercisable over a five-year period and have a ten-year term. In determining the number of stock options granted to executive officers, the Compensation Committee took into account position levels, individual performance and the number of shares available for issuance under the Company's 1995, 1997, 1998 and 2000 Stock Plans.

  Chief Executive Officer Compensation

     During 2001, the Company's Chief Executive Officer, Eugene G. Banucci, participated in the same executive compensation program provided to other executive officers of the Company as described above. In determining adjustments to Dr. Banucci's base salary, the Compensation Committee considers market rates of compensation paid to chief executive officers of comparable companies, the Company's financial performance -- primarily earnings per share and revenue growth in the previous fiscal year -- and the fulfillment of a series of objectives during the previous fiscal year established jointly at the beginning of the year by the Compensation Committee and the Chief Executive Officer. The objectives used to determine base salary for fiscal 2001 consisted of organization and strategy development, merger and acquisition activity and certain financial objectives. Over the course of 2001, Dr. Banucci received a base salary of $375,962, which represented a 1% increase over his base salary in 2000. This pay differential resulted from a 6.6% increase in January 2001 and a base salary cut of 20% in September 2001. In December 2001, based upon the Company's financial performance during 2001, the Compensation Committee authorized no cash bonus for 2001. On January 1, 2001, Dr. Banucci was granted non-qualified stock options to purchase 75,000 shares of Common Stock at an exercise price of $18.25 per share, which was the fair market value of the Common Stock on the date of the grant. The options become exercisable over a five-year period and have a ten-year term.

     The current members of the Compensation Committee:

                                          Stephen H. Mahle, Chairman
                                          Mark A. Adley
                                          Robert S. Hillas

Stock Performance Graph

     The following graph compares the cumulative total stockholder return on the Company's Common Stock with the return on the Total Return Index for the Nasdaq Stock Market (U.S.) and the Nasdaq Electronic Components Stock Index. The measurement assumes a $100 investment as of December 31, 1996 with all dividends reinvested. The data presented are on an annual basis for the five years ended on December 31, 2001.

                            STOCK PERFORMANCE GRAPH

                                       NASDAQ
                            NASDAQ   ELECTRONIC
                             STOCK   COMPONENTS
                    ATMI    MARKET     INDEX
                   -------  -------  ----------
         12/31/96.. $100.00 $100.00     $100.00
         12/31/97.. $140.58 $122.53     $104.83
         12/31/98.. $146.38 $172.66     $162.04
         12/31/99.. $191.67 $311.93     $317.88
         12/31/00.. $113.03 $193.03     $248.15
         12/31/01.. $138.26 $153.23     $168.99

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2000, Daniel P. Sharkey, Vice President, Chief Financial Officer and Treasurer, was advanced $171,724 by the Company to enable him to meet his tax obligations in connection with the exercise of options which were about to expire. This amount was paid in full during 2001. The Company did not charge any interest in connection with this advance.

                         REPORT OF THE AUDIT COMMITTEE

     Pursuant to the audit committee charter, a copy of which is attached as Appendix A, the responsibilities of the Audit Committee fall within four broad categories:

     - Audit Process. The Audit Committee reviews the coordination of the audit effort between management and the independent auditors and the audit scope and plan of the independent auditors. It recommends to the Board of Directors the appointment of the independent auditors, reviews their fees and approves any change in independent auditors. It obtains from the independent auditors a written statement concerning their independence and reviews their independence.

     - Financial Reporting. The Audit Committee reviews the independent auditors' report and opinion on the Company's financial statements and reviews with management the financial statements; it recommends approval of the financial statements to the Board of Directors. It reviews the independent auditors' summary of significant accounting, auditing and internal control issues and other matters related to the conduct of the audit. It reviews with management and the independent auditors accounting policy changes and new accounting or reporting standards. It reviews with the independent auditors their judgments about the quality and appropriateness, not just the acceptability, of the Company's accounting principles and estimates. The Audit Committee, or the Chair of the Committee, reviews with management and the independent auditors the Company's interim financial statements.

     - Internal Controls. The Audit Committee reviews with management and the independent auditors the adequacy of the Company's system of internal accounting control and reviews reports from management summarizing findings and the resolution of previously reported control issues. It also reviews any significant risks or exposures.

     - Other Matters. The Audit Committee monitors compliance with regulatory matters. It reviews the audit committee charter on an annual basis. It meets with management and the independent auditors at least annually in separate executive sessions.

Please refer to the audit committee charter at Appendix A for a more comprehensive description of the role and responsibilities of the Audit Committee.

     In connection with its duties, the Audit Committee has taken the following actions:

     - It has reviewed and discussed the audited financial statements with management, which has responsibility for the preparation of the financial statements.

     - It has discussed with the independent auditors, which are responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

     - It has received from the independent auditors the written disclosures describing any relationships between the independent auditors and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors matters relating to their independence.

Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for filing with the SEC.

     The current members of the Audit Committee:

                                          Robert S. Hillas, Chairman
                                          Mark A. Adley
                                          Michael J. Yomazzo

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002 and has determined that it would be desirable to request that the stockholders ratify such appointment. Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 2001 and has reported on the Company's consolidated financial statements for such year. Representatives of Ernst & Young LLP are expected to be present at the 2002 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     While stockholder ratification is not required for the appointment of Ernst & Young LLP since the Board of Directors has the responsibility for appointing the Company's independent auditors, the appointment is being submitted for ratification at the 2002 Annual Meeting with a view towards soliciting the stockholders' opinions, which the Board of Directors will take into consideration in future deliberations.

INDEPENDENT AUDITORS' FEES

     During 2001, the independent auditors billed the Company for the following professional services:

     - Audit Fees: $376,000, rendered for the audit of the 2001 financial statements and quarterly reviews of the financial statements included in the Company's Form 10-Q filings with the SEC.

     -  Financial Information Systems Design and Implementation Fees:  $0.

     - All Other Fees: $775,000, comprised primarily of assistance in the offering of our 5.25% convertible subordinated notes due November 15, 2006 and filing a related Registration Statement on Form S-3, and various tax compliance and tax advisory work.

     Representatives of Ernst & Young LLP participated in all meetings of the Audit Committee during 2001. The Audit Committee monitored the activities and performance of Ernst & Young LLP, including the audit scope, audit fees, auditor independence matters and the extent to which Ernst & Young LLP was retained to perform non-audit services. In its review of non-audit service fees, the Audit Committee considered, among other things, the possible effect of the performance of such services on Ernst & Young LLP's independence. After discussion with management and Ernst & Young LLP, the Audit Committee considers the audit and non-audit services provided by Ernst & Young LLP to have been consistent with maintaining their independence.

VOTE REQUIRED

     The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for 2002 will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2002 Annual Meeting. Abstentions by holders of such shares with respect to this matter will have the effect of a negative vote; broker non-votes with respect to this matter will have no effect on the outcome of the vote.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
      RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the 2002 Annual Meeting. If, however, any other business should properly come before the 2002 Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

                           COST OF SOLICITING PROXIES

     The cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or regular employees of the Company, none of whom will be specially compensated for such activities.

                         STOCKHOLDER PROPOSALS FOR 2003

     Stockholder proposals submitted for inclusion in next year's proxy materials must be received by the Company no later than December 18, 2002 and must comply with the requirements of the SEC's Rule 14a-8 under the Exchange Act. Proposals should be addressed to Dean Hamilton, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810.

     Any stockholder of record of the Company may nominate candidates for election to the Board of Directors or present other business at an annual meeting if a written notice is delivered to the Secretary of the Company at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such written notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business to be brought before the meeting, (a) a brief description of the business, (b) the reasons for conducting such business and (c) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder and such beneficial owner and (b) the number of shares of Common Stock that are held of record by such stockholder and owned beneficially by such beneficial owner.

                                          By order of the Board of Directors,

                                          /s/ Ward C. Stevens
                                          --------------------------------------
                                          Ward C. Stevens
                                          Secretary

Danbury, Connecticut
April 17, 2002

                                                                      APPENDIX A

                                   ATMI, INC.

                            AUDIT COMMITTEE CHARTER

THE ROLE OF THE AUDIT COMMITTEE

     The primary responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities of reviewing the Company's audit process, financial reporting functions, systems of internal control and compliance programs. The Audit Committee has unrestricted access to the Company's records and personnel, independent auditors or other individuals as deemed necessary. The Audit Committee has the authority to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee is empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

AUDIT COMMITTEE COMPOSITION

     The membership of the Audit Committee shall be composed of at least two directors who are independent of the management of the Company and are free from any relationship (as defined by the Blue Ribbon Committee or determined by the Board) that may interfere with the exercise of their independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have (or obtain within a reasonable timeframe) working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

FREQUENCY OF MEETINGS

     The Audit Committee will meet periodically (e.g., two times a year) or more frequently as deemed necessary to perform its required duties.

RESPONSIBILITIES

     In fulfilling its responsibilities, the Audit Committee provides oversight as follows:

Audit Process

     - Reviews the coordination of the audit efforts between the independent auditors and management to ensure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     - Recommends to the Board of Directors the annual appointment of the independent auditors (who are ultimately accountable to the Audit Committee and the Board) to audit the Company's financial statements, reviews their fee arrangements, and reviews and approves their discharge.

     - Obtains annually from the independent auditors a formal written statement (consistent with Independence Standards Board Standard No. 1) that, in their professional judgment, they are independent of the Company.

     - Reviews annually with the independent auditors all significant relationships (or services) the auditors have with the Company to evaluate and assure the accountant's objectivity and independence.

     -  Reviews annually the audit scope and plan of the independent auditors.

     - Reviews annually with management the risk assessment process and the resulting Internal Audit Plan; reviews audit cycle coverage including coverage provided for the more significant audit risk areas and related staffing levels.

Financial Reporting

     - Reviews the independent auditors' report(s) and auditor's opinion on the Company's financial statements; reviews with management the Company's financial statements and recommends their approval to the Board.

     - Reviews the independent auditors' summary of significant accounting, auditing, and internal control issues identified during the audit along with management's corrective action plans, and other matters related to the conduct of the audit which are required to be communicated to the Committee under Generally Accepted Auditing Standards.

     - Reviews with management and the independent auditors significant accounting policy changes or new applicable accounting or reporting standards adopted by management.

     - Reviews with the independent auditors their judgments about the quality and appropriateness, not just the acceptability, of the Company's accounting principles and accounting estimates, and obtains sufficient information regarding the clarity of financial disclosures and the degree of aggressiveness or conservatism in the Company's accounting principles.

     - Reviews with management and the independent auditors the interim financial statements/reports prior to filing with the Securities and Exchange Commission or other regulatory agencies. The Chair of the Committee may represent the entire Committee for purposes of this review.

     - Reviews with the independent auditors any significant matters identified during interim financial reviews prior to filing interim financial statements.

Internal Controls

     - Reviews with management and the independent auditors the adequacy of the Company's systems of internal control.

     - Reviews periodic reports from management summarizing the results of completed audits/reviews including significant findings, and the resolution status of previously reported significant/key control issues, along with management's responses thereto.

     - Reviews with management and the independent auditors any significant risks or exposures, including legal matters.

Other Matters

     - Reviews any reports received from regulatory agencies and monitors compliance with any regulatory directives.

     - Reviews and updates, as needed, the Committee Charter on an annual basis, and obtains full Board approval of the Charter.

     - Meets at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

                                                            Appendix B


                          Form Of Proxy Card















                                 DETACH HERE                           ZATM52

                                     PROXY

                                   ATMI, INC.

    Proxy for the Annual Meeting of Stockholders to be held on May 17, 2002

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoint(s) Eugene G. Banucci and Daniel P. Sharkey, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of ATMI, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at ATMI, Inc., 6 Commerce Drive, Danbury, Connecticut 06810, on May 17, 2002, at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such matters as properly may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted "FOR" proposals 1 and 2. The undersigned may revoke this proxy at any time before it is voted by executing and delivering to the Company a proxy bearing a later date, by delivering a written notice to the Secretary of the Company stating that the proxy is revoked, or by voting in person at the meeting.

--------------                                                    -------------
| SEE REVERSE |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|   SIDE      |                                                  |     SIDE    |
--------------                                                   ---------------

ATMI, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940







                                  DETACH HERE                             ZATM51

-------                                                                 |
|      | Please mark                                                    |
|   X  | votes as in                                                    |-----
|      | this example.
-------

The Board of Directors unanimously recommends a vote FOR Proposals 1 and 2.


1. To elect directors.

Nominees: (01) Mark A. Adley and (02) Eugene G. Banucci



                                                    FOR AGAINST  ASTAIN
2. To ratify the appointment by the Board of      |----| |----| |-----|
   Directors of Ernst & Young LLP as the          |    | |    | |     |
   Company's independent auditors for the fiscal |----| |----| |-----| year ending December 31, 2002.



                  FOR       WITHHELD
                |-----|     |-----|
                |     |     |     |
                |-----|     |-----|


                |-----|
                |     |
                |-----| --------------------------------------
                        For all nominees except as noted above






                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT      |-----|
                                                                   |     |
                                                                   |-----|
    Sign as name appears on stock certificate. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give title. A corporation or partnership must sign in its name by an authorized person.

Signature:               Date:       Signature:                   Date:
         --------------       -----            ----------------        ---------